Exhibit 10.9
                          CHANGE OF CONTROL AGREEMENT


This Agreement is dated as of April 10, 2001, and is by and among TRI COUNTIES BANK ("Employer"), a California corporation having its principal place of business at 63 Constitution Drive, Chico, California 95973, Employer's parent, TRICO BANCSHARES, ("TriCo") and ("Employee").

     WHEREAS, Employer desires to retain and assure Employee's services and loyalty during the any pending Change of Control of Employer, as defined herein and is willing to provide severance benefits in excess of its regular severance benefits in such event;

     WHEREAS, Employee desires to continue in the employ of Employer under the terms and subject to the conditions hereinafter set forth.

     NOW THEREFORE, the parties hereto agree as follows:

1.       TERM OF AGREEMENT
         -----------------
The initial term of this Agreement shall be for two years. On each anniversary of this Agreement, this Agreement shall automatically renew for an additional one (1) year period, unless terminated by either party ninety (90) days prior to such anniversary date.

2.       DUTIES OF EMPLOYMENT
         --------------------
Employee hereby agrees to devote his full and exclusive time and attention to the business of Employer and its subsidiaries (collectively, "Employer"), to faithfully perform the duties assigned to him by the Board of Directors consistent with his office, and to conduct himself in such a way as shall best serve the interests of Employer.

3.       CHANGE IN CONTROL
         -----------------
3.1 In the event of a "Change in Control" of Employer or TriCo, as defined herein, and in the event that, within ninety days of the Change of Control, either: (i) Employee's employment is terminated; or (ii) Employee gives written notice that he wishes to invoke the provisions of this Section 3; or (iii) a substantial and material change occurs in Employee's title and/or responsibilities, subject to the provisions of Section 3.3, Employee shall be entitled to receive his salary at the rate then in effect for a period of [eighteen (18) months/two (2)] years following the occurrence of the events set forth herein, as well as an amount equal to 150% of the annual bonuses earned by the Employee for the last complete calendar year or year of employment, whichever is greater paid in eighteen equal monthly installments, provided, however, that the present value of said payments shall not be more than two hundred ninety-nine percent (299%) of Employee's compensation as defined by
Section 280G of the Internal Revenue Code of 1954, as amended. Employer shall be relieved of its obligation to make payments under this Section if, at the time it is to make such payment, it is insolvent, in conservatorship or receivership, is in a troubled condition, is operating under a supervisory agreement with any regulatory agency having jurisdiction, has been given a financial soundness rating of "4" or "5", or is subject to a proceeding to terminate or suspend federal deposit insurance.

3.2 For purposes of this Section 3, a "Change in Control" of Employer shall occur:

3.3
     (a) upon Employer's knowledge that any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes "the beneficial owner" (as defined in Rule 13d-3 of the Exchange
Act), directly or indirectly, of shares of Employer or TriCo, representing more than 50% of the combined voting power of the then outstanding securities Employer or TriCo; or

     (b) upon the first purchase of the common stock of Employer or TriCo pursuant to a tender or exchange offer (other than a tender or exchange offer made by Employer or TriCo); or

     (c) upon the approval by the stockholders of Employer or TriCo of a merger or consolidation (other than a merger of consolidation in which Employer or TriCo is the surviving corporation and which does not result in any reclassification or reorganization of the then outstanding securities or Employer or TriCo), a sale or disposition of all or substantially all of the assets of Employer or TriCo, or a plan of liquidation or dissolution of Employer or TriCo; or

     (d) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Employer or TriCo cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the stockholders of Employer or TriCo of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

3.4 Anything in this Agreement to the contrary notwithstanding, prior to the payment of any compensation or benefits payable under Section 3.1 hereof, the certified public accountants of Employer immediately prior to a Change of Control (the "Certified Public Accountants") shall determine as promptly as practical and in any event with 20 business days following the sale of Employer whether any payment or distribution by Employer to or for the benefit of Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, any other agreements or otherwise) (a "Payment") would more likely than not be nondeductible by the Company for Federal income purposes because of section 280G of the Internal Revenue Code of 1 986, as amended (the "Code"), and if it is, then the aggregate present value of amounts payable or distributable to or for the benefit of Employer pursuant to this Agreement (such payments or distributions pursuant to this Agreement are thereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the reduced Amount. For purposes of this Section, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any payment to be nondeductible by Employer because of said Section 280G of the Code.
     If under this Section the certified Public Accountants determine that any payment would more likely than not be nondeductible by Employer because of
Section 280G of the Code, Employer shall promptly give Employee notice to the effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Employee may then elect, in his sole discretion, which and how much of the Agreement Payments or any other payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments or any other payments equals the Reduced Amount), and shall advise the Employer in writing of his election within 20 business days of his receipt of notice. If no such election is made by Employee within such 20-day period, Employer may elect which and how much of the Agreement Payments or any other payments shall be eliminated or reduced (as long as after such election the Aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify Employee promptly of such election. For purposes of this Section, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Certified Public Accountants shall be binding upon Employer and Employee and the payment to Employee shall be made within 20 days of sale of Employer. Employer may suspend for a period of up to 30 days after the sale of Employer the Payment and any other payments or benefits due to Employee until the Certified Public Accountants finish the determination and Employee (or Employer, as the case may be) elects how to reduce the Agreement Payments or any other payments, if necessary. As promptly as practicable following such determination and the elections hereunder, Employer shall pay to or distribute to or for the benefit of Employee such amounts as are then due to Employee under this Agreement.

     As a result of the uncertainty in the application of Section 280G of the Code, it is possible that Agreement Payments may have been made by Employer which should not have been made ("Overpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Certified Public Accountants, based upon the assertion of a deficiency by the Internal Revenue Service against Employer or Employee which said Certified Public Accountants believe has a high probability of success, determines that an
Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Employee which Employee shall repay to Employer together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that no amount shall be payable by Employee to Employer in and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Certified Public Accountants, based upon controlling precedent, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by Employer to or for the benefit of Employee together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

4.       COVENENT TO PROTECT TRADE SECRETS
         ---------------------------------
4.1 The parties hereto recognize that the services performed and to be performed by Employee are special and unique and that by reason of this employment Employee has acquired and will continue to acquire confidential information regarding the strategic plans, business plans, trade secrets, policies, finances, customers and other business affairs of Employer (collectively "Trade Secrets"). Employee hereby agrees not to divulge such Trade Secrets to anyone, either during his employment with Employer or for a period of three years following the termination of his employment. Employee further agrees that all memoranda, notes, records, reports, letters, and other documents made, compiled, received, held, or used by Employee while employed by Employer concerning any phase of the business of Employer shall be Employer's property and shall be delivered by Employee to Employer on the termination of his employment, or at any earlier time on the request of the Board of Directors.

4.2 Employee and Employer agree that in consideration of the payment of the amounts payable to Employee hereunder, Employee specifically covenants to comply with all of the restrictions and obligations contained in this Section 4 except as otherwise specifically provided for herein. Employee and Employer further agree that they have discussed the restrictions and obligations contained in this Section 4 and stipulate that they are reasonable.

4.3 The agreement of Employee contained in this Section 4 shall be enforceable both at law and in equity, by injunction and otherwise; and the rights and remedies of Employer hereunder with respect thereto shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.

5.       TERMINATION
         -----------
         This Agreement is terminable as follows:

5.1 By Employer, upon the death or permanent physical or mental disability of Employee. (For purposes hereof, permanent physical or mental disability shall be deemed to have occurred when Employee has been unable, with reasonable accommodation, to perform the essential functions of his job (i) for a period of six (6) consecutive months or (ii) on 80% or more of the normal working days during any nine (9) consecutive months.)

5.2 By Employer, without prior notice, for Employee's dishonesty, disloyalty, willful misconduct, dereliction of duty or conviction of a felony or other crime the subject matter of which is related to his duties for Employer.

5.3 By Employer, upon ninety (90) days prior written notice without cause, or by Employer pursuant to Section 1.2 hereof, provided, however this agreement may not be termination pursuant to this Section 5.3 at any time there is a pending or threaten Change of Control of Employer.

6.       SCOPE OF AGREEMENT: WAIVERS AND AMENDMENTS
         ------------------------------------------
The scope of this Agreement is limited to the specific provisions set forth herein and is not intended to encompass all the terms and conditions of the relationship between Employee and Employer and any and all matters related thereto. The effects of the termination of Employee's employment under circumstances other than after a Change of Control and as specifically set forth herein shall be subject to the policies of Employer and any other written agreement between Employee and Employer and/or TriCo. Neither this Agreement nor any term or condition hereof, including without limitation, the terms and conditions of this Section, any be waived or modified in whole or in part as against Employer or Employee, as the case may be, except by written instrument signed by an authorized officer of Employer and by Employee, expressly stating that it is intended to operate as a waiver or modification of this Agreement, and any such written waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

7.       NOTICE
         ------
Any notice hereunder shall be in writing and shall be deemed effective five (5) days after it has been mailed, by certified mail, in the case of Employer or TriCo addressed to the address above written, or such other address as Employee knows to be the then corporate office of Employer or TriCo, to the attention of the President of Employer or TriCo and, in the case of Employee, to Employee's address as contained in the personnel records of Employer.

8.       SEVERABILITY
         ------------
If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be effected thereby, and each term provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

9.       NO RESTRICTIONS
         ---------------
Employee hereby represents and warrants that he is not now and will not be subject to any agreement, restriction, lien, encumbrance, or right, title or interest in any one, limiting in any way the scope of this Agreement or in any way inconsistent with this Agreement.

10.      NO ASSIGNMENT: BINDING EFFECT
         -----------------------------
This Agreement shall be binding upon and inure to the benefit of Employer, its successors or assigns. Except as to the obligation of Employee to render personal services which shall be non-assignable, this Agreement shall be binding upon and inure to the heirs, executors, administrators, and assigns of Employee.

11.      HEADINGS
         --------
The captions and headings contained herein have been inserted for convenience or reference only and shall not affect the meaning or interpretation of this Agreement.

12.      GOVERNING LAW AND CHOICE OF FORUM
         ---------------------------------
This Agreement shall be construed and enforced in accordance with the laws of the State of California and shall be enforced in the State or Federal Courts sitting in California.




                                         ---------------------------------------
                                         Employee


                                         TRICO BANCSHARES

                                         By:
                                         ---------------------------------------
                                         William J. Casey, Chairman of the Board


                                         TRI COUNTIES BANK

                                         By:
                                         ---------------------------------------
                                         William J. Casey, Chairman of the Board